Bowman & Bowman, P.A.
Certified Public Accountants
1705 Colonial Blvd., Suite D-1
Fort Meyers, Florida 33907

To the Board of Directors
Equity Growth Systems, inc.
(A Development Stage Company)
3821 B-Tamiami Trail, Suite 201
Port Charlotte, Florida 33952


     I consent to the use of our audit report dated April 23, 1999 accompanying the financial statements of Equity Growth Systems, inc., in this Form 10-KSB for the year ending December 31, 1998.

/s/ Larry Bowman /s/
-------------------------------
Larry Bowman
Bowman & Bowman, P.A.
Certified Public Accountants
Fort Meyers, Florida

May 6, 1999

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